Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his capacity as an officer of Mid-State Bancshares (the “Company”) that to our knowledge the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: May 5, 2004	/s/ James W. Lokey
JAMES W. LOKEY
President and
Chief Executive Officer
(Principal Executive Officer)

Date: May 5, 2004	/s/ James G. Stathos
JAMES G. STATHOS
Executive Vice President and
Chief Financial Officer
(Principal Accounting Officer)